                               POWER OF ATTORNEY

        KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Vicky S. Bathija and Mark J. Coleman, signing SINGLY, the undersigned's true and lawful attorneys-in-fact to:

        (1) execute for and on behalf of the undersigned, all documents relating to the reporting of beneficial ownership of securities required to be filed with the United States Securities and Exchange Commission (the "SEC") pursuant to
Section 13(d) or Section 16(a) of the Securities Exchange Act of 1934, as
amended, and the rules thereunder (the "Exchange Act"), including, without limitation, Schedule 13D and Form 3, Form 4 and Form 5 and successive forms thereto;

        (2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such documents, complete and execute any amendment or amendments thereto, and timely file such documents with the SEC and any stock exchange, automated quotation system or similar authority; and

        (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

        The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is SOAR Technology Acquisition Corp. assuming, any of the undersigned's responsibilities to comply with the Exchange Act.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file such documents with respect to the undersigned's holdings of and transactions in securities issued by SOAR
Technology Acquisition Corp., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

                                   * * * * *

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 30th day of March 2021.

                                    By: /s/ Martha J. Tredgett
                                        -------------------------------
                                        Name: Martha J. Tredgett